SCHEDULE 14A INFORMATION


     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                            REXHALL INDUSTRIES, INC.
                (Name of Registrant as Specified In Its Charter)

                               -------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                            REXHALL INDUSTRIES, INC.
                              46147 7th Street West
                           Lancaster, California 93534



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     The annual meeting of shareholders of Rexhall Industries, Inc. ("Company") will be held at the Lancaster plant, 46147 7th Street West, Lancaster, California 93534 on Tuesday, June 17, 2003, at 11:00AM PDT, for the following purposes:

     1.   To elect its Board of Directors to serve for the ensuing year.

     2. To consider and act upon a proposal to ratify the appointment of Beckman Kirkland & Whitney as the independent accountants of the Company for the year ending December 31, 2003.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The stock transfer books of the Company will not be closed, but only holders of common stock of record at the close of business on April 25, 2003 will be entitled to vote at the meeting.

     Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event that you find it convenient to attend.



                                             By order of the Board of Directors
                                             REXHALL INDUSTRIES, INC.

                                             /S/ Cheryl L. Rex
                                             ---------------------------------
                                             Cheryl L. Rex
                                             Corporate Secretary


DATED: May 19, 2003
Lancaster, California

                            REXHALL INDUSTRIES, INC.
                              46147 7th Street West
                           Lancaster, California 93534

                         ANNUAL MEETING OF SHAREHOLDERS
                TO BE HELD TUESDAY, JUNE 17, 2003 AT 11:00 AM PDT


                                 PROXY STATEMENT

SOLICITATION OF PROXIES

     Your proxy is solicited on behalf of the Board of Directors of Rexhall Industries, Inc. ("Company") for use at the annual meeting of shareholders to be held on the above date at 46147 7th Street West, Lancaster, California, 93534. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares will be voted for the election of the four (4) nominees for director named herein and for ratification of the appointment of Beckman Kirkland & Whitney as the independent accountants of the Company for the year ending December 31, 2003. A proxy given by a shareholder may be revoked at any time before it is exercised by notifying the Secretary of the Company in writing of such revocation, by giving another proxy bearing a later date, or by attending and voting in person at the meeting.

     The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition, the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of common stock of the Company.

     The Company's annual report, including financial statements for its fiscal year ended December 31, 2002, is being mailed to all shareholders concurrently herewith. The annual report is not part of the proxy materials.

     The Company's annual report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, is available without charge upon written request of the Secretary of the Company at the address set forth above in the notice. This Proxy Statement and the accompanying Proxy were first mailed to shareholders on or about May 19, 2003.

     Holders of common stock of record at the close of business on April 25, 2003 will be entitled to vote at the meeting. There were 5,912,700 shares of common stock outstanding on that date. Each share is entitled to one vote and a majority of the shares of common stock outstanding is necessary to constitute a quorum for the meeting. The shareholders have cumulative voting rights in the election of directors. Under the cumulative voting method, a shareholder may multiply the number of shares owned by the number of directors to be elected and cast this total number of votes for any one candidate or distribute the total number of votes in any proportion among as many candidates as the shareholder desires. A shareholder may not cumulate his votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and unless a shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes. If any shareholder gives such notice, all shareholders may then cumulate their votes.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The Company's directors are elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The Company's Bylaws currently provide for a variable board of directors with a range of between four and seven members, with the number currently set at four. No proxy will be voted for more than four nominees for director.

         Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of the maximum number of the following nominees, all of whom are now members of and constitutes the Company's Board of Directors. In the event that any nominees become unavailable or unable to serve as a director of the Company prior to voting, the proxy holders will vote for a substitute nominee in the exercise of their best judgment.

Information Concerning Nominees: Information concerning the nominees based on data furnished by them is set forth below:

William J. Rex, 52

     Mr. William J. Rex, a founder of the Company, has served as the Company's Chief Executive Officer from its inception as a general partnership in 1986. Upon commencing operations in corporate form in January 1987, Mr. Rex also became the Company's President and Chairman of the Board, offices which he continues to hold. From March 1983 until founding the Company, Mr. Rex served in various executive capacities for Establishment Industries, Inc., a manufacturer of Class A and Class C motorhomes which was acquired in June 1985 by Thor Industries, Inc., a large manufacturer of recreational vehicles. His last position with Establishment Industries, Inc. was President. From 1970 until March 1983, Mr. Rex was employed in various production capacities by Dolphin Trailer Company, a manufacturer of a wide range of recreational vehicle products. At the time he left Dolphin Trailer Company (which changed its name to National R.V., Inc. in 1985), Mr. Rex was Plant Manager in charge of all production and research and development.

Robert A. Lopez, 63

     Mr. Robert A. Lopez has served as a director since May 26, 1993. He retired from Nickerson Lumber and Plywood in February 2003. Mr. Lopez started his employment with Nickerson as an outside salesman in 1969 and in 1980 he became a partner. He was elected as President of Nickerson in 1981 and served in that capacity until his retirement. His background is primarily in marketing products to residential builders, manufactured housing and recreational vehicle assemblers. In his spare time, if any, Mr. Lopez is a member of the San Fernando Rangers, a non-profit organization working to use horses as therapeutic conditioning for mentally and physically disabled children.

Frank A. Visco, 58

     Mr. Frank A. Visco has served as a director since December 17, 1998. He is the owner of Frank A. Visco & Associates insurance agency. Mr. Visco began his insurance career in 1970 with New York Life Insurance Company as a Sales Manager in their Antelope Valley (includes Lancaster, CA) office. From 1975-1984, Mr. Visco was co-owner of Antelope Valley Insurance Agency. Additionally, during 1978-1982, he was the co-owner of APS Co. Inc., producing aircraft parts for the aircraft industry. He has owned and operated Frank A. Visco & Associates Insurance Agency since 1984. In 1980, in addition to his insurance activities, he began developing properties in Los Angeles and Kern Counties.

Dr. Dennis K. Ostrom, 61

     Dr. Dennis K. Ostrom has served as a director since July 12, 1999. He received his BS, MS and Ph.D. degrees in Engineering from the University of California, Los Angeles. He majored in structural mechanics and dynamics. Dr. Ostrom is a Professional Civil Engineer in the State of California and since 1996 has served as a consultant for San Diego Gas & Electric, Pacific Gas & Electric and Southern California Edison. Dr. Ostrom was employed by Southern California Edison Company from 1970-1996. His position was that of a Consultant. His job was formulating technical strategy and policy and relating the same to the California Energy Commission, California Public Utilities Commission, Nuclear Regulatory Commission and local regulatory agencies. From 1988 to 2002, Dr. Ostrom was a member of the Board of Directors for Keysor Century, Inc., in Saugus, California. In addition to his consulting work, Dr. Ostrom is a Planning Commissioner for the City of Santa Clarita.

     Directors of the Company hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier resignation or removal. All officers are appointed by, and serve at, the discretion of the Board of Directors, subject to their terms of any applicable employment agreements. Except for William J. Rex and James C. Rex, who are brothers, there are no family relationships between any directors or officers of the Company.

Compensation of Directors

Outside directors receive $500 per meeting for serving the Company as members of the Board and $100 per hour for Board related activities outside of formal meetings. Directors may also be reimbursed for reasonable expenses relating to attendance at Meetings of the Board or a Committee of the Board.

Committees and Attendance at Board Meetings

     Three (including 0 telephonic) meetings of the Board of Directors were held in 2002. Each incumbent director attended at least 75% of the aggregate of all meetings held by (i) the board of directors and (ii) those committees of the board of directors on which such director served.

     The following are the Committees of the Board of Directors:

Audit Committee: The Audit Committee consists of Robert A. Lopez, Frank A. Visco and Dr. Dennis K. Ostrom. The Audit Committee is to meet with representatives of the Company's independent auditors and with representatives of senior management. The committee recommends the engagement or discharge of the Company's independent auditors, consults with the auditors as to the adequacy of internal accounting procedures, and reviews and approves financial statements and reports. The Audit Committee met thirteen (13) times in 2002.

Compensation Committee: The Compensation Committee consists of William J. Rex, Robert A. Lopez and Frank A. Visco. The Compensation Committee is responsible for reviewing and reporting to the Board on the recommended annual compensation for officers including salary, bonuses, and other forms of compensation and re-numeration and also administers the Company's Stock Option Plan. The Compensation Committee met once in 2002.

     The Company has no standing nominating, or similar committee, whose function it is to consider or recommend nominees to the Board of Directors.

     Security Ownership of Certain Beneficial Owners and Management: The following table sets forth information as of May 1, 2003 regarding the ownership of the Company's common stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the Company's directors and director nominees beneficially owning common stock, (iii) each of the Company's executive officers named in the Summary Compensation Table included under "Executive Compensation" later in this Proxy Statement who beneficially own common stock, and (iv) all of the Company's directors and current executive officers as a group:

                                                       Number of
          Name of Beneficial Owner                     Shares                  Percent of
          Outstanding                                  Beneficially            Shares at
          or Identity of Group                         Owned (1)               May 1, 2003
          --------------------                         ---------               -----------
          Trust of William J. Rex                      3,246,000                  54.9%
          and Cheryl L. Rex(1)
          c/o Rexhall Industries
          46147 7th Street West
          Lancaster, California 93534

          J. Michael Bourne(2)                           12,000                    (3)

          James C. Rex                                   10,000                    (3)

          All Directors and Current
          Executive Officers as a Group               3,256,000                    55.1%

----------
(1) William J. Rex and Cheryl. L. Rex have voting and investment power with respect to all shares of common stock shown as beneficially owned by the trust.

(2) Mr. Bourne resigned as an executive officer and director of the Company in April 2003.

(3)  Less than one percent.



EXECUTIVE COMPENSATION

     The following table sets forth certain information as to the Company's Chief Executive Officer and each of the Company's other highest paid executive officers whose salary and bonus exceeded $100,000 for the year ended December 31, 2002:


                           SUMMARY COMPENSATION TABLE

                               Annual Compensation

                                                                            Bonus                               Long Term
Name and                                                                   Accrued       Other Annual         Compensation
Principal Position                Year    Salary ($)      Bonus Paid      Non-Paid      Compensation(1) Restricted Stock Awards
------------------                ----    ----------      ----------      --------------------------    -----------------------
William J. Rex                     02       235,200(2)       87,100         22,342          -----                 -----
Chief Executive Officer            01       237,100(2)      150,100          -----          -----                 -----
and President                      00       250,000      See Note(3)         5,000          -----                 -----

J. Michael Bourne(4)               02       140,000           -----          -----          -----                46,200
Executive Vice President           01       118,700(2)        -----          -----          -----                 -----
and Chief Operating Officer

Don Hannay, Sr.(5)                 02        41,100          86,300          -----          -----                 -----
V.P. of Sales & Marketing          01        66,100         123,400          5,800          -----                 -----
                                   00        62,800         161,800         12,400          -----                 -----

James C. Rex (6)                   02        67,200          46,800          -----          -----                38,500
Vice President and                 01        52,000          49,700          -----          -----                 -----
General Manager of                 00        52,000          54,000          -----          -----                 -----
Consumer Affairs

(1) The unreimbursed incremental cost to the Company of providing perquisites and other personal benefits during 2002 did not exceed, as to any named officer, the lesser of $50,000 or 10% of the total 2002 salary and bonus paid to such named officer and, accordingly, is omitted from the table. These benefits included amounts allocated for personal use of a company-owned automobile provided to Mr. Rex.

(2) Immediately following the tragic events of September 11, 2001, William J. Rex took a 20% pay cut which was reinstated in April 2002. The rest of the officers took 10% pay cuts which were reinstated in December 2001.

(3) For 2000, William J. Rex earned a bonus of $491,000 of which he was paid $486,000 leaving $5,000 in the accrued bonus account. Mr. Rex used $384,000 of accrued bonus from 1999 to repay a loan, with interest, the Company made to him in 1998 to exercise options granted to him under the Company's Stock Option Program. The remaining $27,000 of the $411,000 accrued bonus from 1999 was paid to Mr. Rex in 2000. All combined, Mr. Rex was paid $513,000 in cash for 1999 and 2000 bonuses in 2000, while he used another $384,000 to repay the loan with interest.

(4)  Mr. Bourne resigned from the Company in April 2003.

(5)  Mr. Hannay retired from the Company in August 2002.

(6)  Mr. James C. Rex is the brother of Mr. William J. Rex.

Employment Agreement

     On July 5, 2001, the Company renewed for five years (expires July 31, 2006) an employment agreement with William J. Rex. The employment agreement provides for an annual salary of $250,000 plus a bonus determined monthly equal to 10% of income before bonus and taxes. There are no change of control arrangements in the employment agreement.

Compensation Committee Interlocks and Insider Participation

     None of the Company's executive officers has served or currently serves as a director on a board or on a compensation committee of any other entity that had officers who served on the Company's board of directors.

Option Grants and Exercises

     The Company has no option or similar plan or any outstanding options. There were no options granted or exercised during the year ended December 31, 2002.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and the persons who beneficially own ten percent or more of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on the Company's review of the reports filed with the Securities and Exchange Commission by its directors, executive officers, and the persons who beneficially own more than ten percent of its common stock, the Company believe that these persons have complied with all applicable filing requirements during the year ended December 31, 2002; except for Mr. James Rex who did not file his Form 3 and J. Michael Bourne who did not file a Form 4 as a consequence of his acquisition of 6,000 shares from the Company in January 2002 (12,000 shares after giving effect to the Company's 2-for-1 stock split effected in July 2002).

     The Company has begun a review of the Section 16(a) reports filed on behalf of its executive officers and directors to determine whether all of their reportable transactions in the registrant's common stock were timely reported and to ensure proper reporting of all of their beneficial holdings. This review is ongoing and has not been completed as of this date. However, based on the results of this review to date, the Company believes that the following did not file their Form 3's as a consequence of becoming a director of the Company: Mr. Robert A Lopez, Mr. Frank A. Visco, and Dr. Dennis K. Ostrom, and that J. Michael Bourne did not file a Form 3 as consequence of becoming an executive officer of the Company. The Company believes that at the time that their respective Form 3's were required to be filed, during the period from that time to date, and at this date, Rexhall's directors did not beneficially own any of the Company's common stock. Based on ownership of Rexhall's shares shown on the records of the Company's transfer agent, the Company believes that J. Michael Bourne owns 12,000 shares of the Company's common stock at April 30, 2003. Mr. Bourne informed the Company that he transferred 6,000 of the 12,000 shares Mr. Bourne acquired from the Company in January 2002 (after giving effect to the Company's 2-for-1 stock split of July 2002), to his stockbroker in January 2003.

Certain Relationships and Related Transactions

     In December 2000, the Company and Mr. William J. Rex, its President and Chief Executive Officer, purchased a partially completed building on 1.7 acres in Acton, California for $401,000. The Company and Mr. Rex each contributed 50% of the purchase price and will share equally in the final construction of the building on the property. The Company plans on using its half of the land and building as an off-site prototype shop, while Mr. Rex intends to use his half for personal endeavors outside the Company's scope of business. The Company paid $151,000 on behalf of Mr. Rex in exchange for a $151,000 note receivable. The note is secured by the executive's interest in the property. The note bears interest at a rate as defined by Regulation 1.1274-4 of Internal Revenue Code of 1986, (4.92% at December 31, 2002). The largest amount owing to the Company on this loan during 2002 was $151,000 and at March 31, 2003, $151,000 was owing on this loan.

AUDIT COMMITTEE REPORT

To the Board of Directors of Rexhall Industries, Inc.:

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, named below, each of whom is independent as defined by the market place rules of the Nasdaq Stock Market. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the Audit Committee Charter is attached hereto as Appendix A.

     The management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2002 financial statements. The Audit Committee also discussed with the independent accountants the matters required by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with the independent accountants, that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

     The foregoing Audit Committee report is not soliciting material, is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, or under the Securities and Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

/s/Robert  A. Lopez            /s/Dennis Ostrom                 /s/ Frank Visco
Chairman                       Secretary                        Board Member

COMPENSATION COMMITTEE REPORT

     Executive officers are compensated based on the following factors as determined by the Board of Directors: (1) the financial result of the Company during the prior year or sales commission; (2) compensation paid to executive officers in prior years; (3) extraordinary performance during the year; and (4) compensation of executive officers employed by competitors.

     Based upon the criteria, the Compensation Committee reviewed the employment contract of William J. Rex and found no reason or justification to seek to alter or change the said agreement. The pertinent facts of the employment agreement with William J. Rex are as follows: On July 5, 2001, the Company renewed for 5 years (expires July 31, 2006) an employment agreement with William J. Rex. The employment agreement provides for an annual salary of $250,000 plus a bonus determined monthly equal to 10% of income before bonus and taxes.

     Based upon the above criteria, the Compensation Committee reviewed the compensation for James C. Rex, VP and General Manager of Consumer Affairs. The Compensation Committee found James C. Rex's compensation to be reasonable in light of the set criteria.

     Mr. William J. Rex does not participate in the determination of his own compensation.

     The Committee believes that the executive compensation programs and practices described above are conservative and fair to shareholders. The Committee further believes that these programs and practices serve the best interests of Rexhall and its shareholders.

Respectfully submitted,

/s/William J. Rex            /s/Robert A. Lopez             /s/Frank A. Visco
Chairman                     Board Member                   Board Member

COMPARATIVE SHARE PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Shares of Rexhall for the last five fiscal years with the cumulative total return on the Standard & Poor's (S&P) 500 Index over the same period (assuming the investment of $100 in Rexhall's Common Shares, the S & P 500 Index and the below mentioned Peer Group Index on December 31, 1998 and assumes dividends are reinvested). Measurement points are at the last trading day of the fiscal years ended December 1998, 1999, 2000, 2001 and 2002.

                            REXHALL INDUSTRIES, INC.
                             Share Price Performance

                         INDEXED TOTAL RETURN - BASE 100

                                                                                         BASE YEAR = 100:   12/31/98

Company Name                                12/98            12/99            12/00           12/01            12/02
REXHALL INDUSTRIES, INC.                    100.00%         113.75%           69.23%          83.68%           81.59%
S&P 500                                     100.00%         119.53%          107.41%          93.40%           71.57%
         Peer Group Index
Coachmen Industries                         100.00%          58.27%           41.24%          48.00%           64.10%
Monaco Coach                                100.00%         144.65%          100.08%         185.65%          140.49%
Fleetwood Enterprises                       100.00%          60.75%           32.53%          35.61%           24.67%
National RV Holdings                        100.00%          74.76%           44.89%          38.06%           23.22%
Thor Industries, Inc.                       100.00%         119.67%           77.95%         146.63%          272.88%

                             (Graph not available)



                                 PROPOSAL NO. 2
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS



     KPMG LLP ("KPMG") was the Company's auditors since 1998. On December 30, 2002, the Audit Committee of the Company dismissed KPMG as the Company's independent auditors. The decision to dismiss KPMG was recommended by the Audit Committee and unanimously approved by the Company's Board of Directors.

     KPMG's report on the Company's financial statements for the years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     Except as described below, during the years ended December 31, 2000 and December 31, 2001 and the subsequent interim periods preceding the date of dismissal, there were no disagreements (as defined in Item 304(a) (1) (iv) of Securities and Exchange Commission Regulation S-K).

     During the subsequent interim periods preceding the date of dismissal, the Company concluded that an incorrect number was recorded for its raw material inventory during the first quarter of 2002, and it would need to restate the financial information in its Form 10-Q for the first quarter. Initially, the Company and KPMG disagreed on the scope and timing of the independent investigation related to this error, which commenced in August of 2002. Ultimately, this disagreement was resolved with both the second quarter and restated first quarter 10-Q's being filed after the independent investigation was completed in late September, which identified no further changes were needed to the first quarter's financial statements other than what had been originally identified by management.

     Except as described below, during the years ended December 31, 2000 and December 31, 2001 and the subsequent interim periods preceding the date of dismissal, there were no reportable events (as defined in Item 304(a) (1) (v) of Securities and Exchange Commission Regulation S-K).

     During the subsequent interim periods preceding the date of dismissal, KPMG proposed a significant increase in audit scope for the year-end audit of 2002. KPMG communicated to the Audit Committee of the Board of Directors that various factors contributed to the increase, including their belief that there was both a reduction in the number of personnel in the accounting and financial reporting departments, and a reduction in the level of experience of personnel with accounting and reporting responsibilities, and their belief that they would be unable to rely upon internal controls related to information technology systems and inventory.

     KPMG also proposed a very significant increase in the billing rates it had used in the past for the Company, which led to the Company's Audit Committee to solicit bids for the upcoming 2002 yearend audit.

     On March 5, 2003, the Company engaged the independent accounting firm of Beckman Kirkland & Whitney to serve as its new independent public accountants. The decision to engage Beckman Kirkland & Whitney was recommended by the Company's Audit Committee and unanimously approved by the Company's Board of Directors.

     During the years ended December 31, 2000 and December 31, 2001 and the subsequent interim periods, the Company did not consult with Beckman Kirkland & Whitney regarding either (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a) (l) (iv) of Regulation S-K) or a reportable event (as defined in Item 304(a) (l) (v) of Regulation S-K).

     As the Company announced in its press release dated March 7, 2003, the Company's Audit Committee has given consideration to the information provided by KPMG with respect to their proposed increase in fees. The Audit Committee has shared this information with its new independent public accountants, Beckman Kirkland & Whitney, and has requested the firm perform additional tests and procedures as part of its audit for the year ended December 31, 2002 and to report to the Audit Committee with respect to the internal controls of the Company relating to information technology systems and inventory.

     Although not required by California law, the Company seeks shareholder ratification of the appointment of the Company's auditors at each annual meeting. In the event the necessary vote is not obtained, the matters will be returned to the Board of Directors and Audit Committee for consideration of alternatives. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm anytime during the year if the Board determines that such a change would be in the best interests of the Company and its shareholders.

     Representatives of Beckman Kirkland & Whitney are expected to be present at the Annual Meeting, with opportunity to make a statement if they so desire, and to be available to respond to appropriate shareholder questions.

Vote Required

     The affirmative vote of a majority of the votes cast is required for approval of this proposal. In the event ratification by the stockholders of the appointment of Beckman Kirkland & Whitney as the Company's independent public accountants is not obtained, the Board of Directors will reconsider such appointment. The Board of Directors recommends a vote for the ratification of the appointment of Beckman Kirkland & Whitney as the Company's independent accountants for the year ending December 31, 2003.

Audit Fees: The aggregate fees billed Beckman Kirkland & Whitney and KPMG for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $116,517.00.

Financial Information Systems Design and Implementation and All Other Fees:
Neither Beckman Kirkland & Whitney nor KPMG billed the Company for professional services rendered to the Company for the year ended December 31, 2002 in connection with the operation, supervision or management of the Company's information systems or local area network, or for the design or implementation of a hardware or software system for aggregating source data underlying the Company's financial statements or generating information that is significant to such statements.

All Other Fees

     The aggregate fees billed by KPMG for all other professional services during 2002 were $225,704.00, which related to Q1 and Q2 filing and analysis of physical inventory, 8KA and tax related accounting assistance. The aggregate fees billed by Beckman Kirkland & Whitney for all other professional services during 2002 were $31,022.00 which related to tax related accounting assistance, Tax Returns; Federal, California and Arizona and COGS/Inventory analysis.

     The Audit Committee has determined that the fees for services rendered by Beckman Kirkland & Whitney were compatible with maintaining Beckman Kirkland & Whitney independence from the Company.

SHAREHOLDER PROPOSALS

     Shareholders are hereby notified that if they wish a proposal to be included in the Company's Proxy Statement and form of proxy relating to the 2004 annual meeting of shareholders, they must deliver a written copy of their proposal no later than January 19, 2004. Proposals must comply with the proxy rules relating to shareholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act"), in order to be included in the Company's proxy materials. Shareholders who wish to submit a proposal for consideration at the Company's 2004 annual meeting of shareholders, but who do not wish to submit the proposal for inclusion in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act, must deliver a written copy of their proposal no later than April 4, 2004. In either case, proposals should be delivered to Rexhall Industries, Inc., 46147 7th Street West, Lancaster, CA 93534 to the attention of Mrs. Cheryl Rex, Corporate Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail return receipt requested.

OTHER BUSINESS

     The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.

                                        By order of the Board of Directors
                                        REXHALL INDUSTRIES, INC.


                                        /S/ Cheryl L. Rex
                                       Cheryl L. Rex,
                                       Corporate Secretary


DATED: May 19, 2003
Lancaster, California

                                                                Appendix A-5
                                                                APPENDIX A


"ATTACHMENT 1"

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I.       PURPOSE

     The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by Rexhall Industries, Inc. (the "Corporation") to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels.

Primary Duties:


     The Audit Committee's primary duties and responsibilities are to:

1. Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

2. Review and appraise the audit efforts of the Corporation's independent accountants and the Controller, who serves as the internal auditor.

3. Provide an open avenue of communication among the independent accountants, financial and senior management, the Controller and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, (as defined by Rule 4200 (a)(15) of the National Association of Securities Dealers listing standards, as applicable and as may be modified or supplemented) and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have past or present employment experience in finance or accounting, professional certification in accounting, or any other comparable experience of background which results in an individual's financial sophistication. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

                                                                  Appendix A-1

     The members of the committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet separately (at least annually) with management, the Controller, and the independent accountants to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with the sixth item under "Documents/Reports Review" in Article IV (below).

IV.      RESPONSIBILITES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review:

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review with the independent accountants and the Controller the coordination of auditing efforts to ensure completion of coverage, reduction of redundancy and the effective use of resources.

3. Review with the independent accountants and the Controller any difficulties encountered during the course of the audit, including any access restrictions to required information.

4. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

5. Review the regular internal reports to management prepared by the Controller and management's response.

6. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.



                                                                  Appendix A-2

Independent Accountants:

1. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

2. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

3. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

Financial Reporting Processes:

1. Review the internal audit function of the Corporation, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent accountants.

2. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external, including computerized information system controls and security.

3. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principals as applied in its financial reporting.

4. Discuss with the independent accountants, the Chief Financial Officer, and the Controller their qualitative judgments about the appropriateness, not just the acceptability of financial disclosure practices used by the Corporation, such as the degree of aggressiveness or conservatism of the Corporation's accounting principles and underlying estimates.

5. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the Controller.

6.   Report in the Corporation's proxy statement whether:

     (a) the Committee has reviewed and discussed the audited financial statements with management;

     (b) the Committee has discussed with the independent accountants matters required to be discussed by Statements on Auditing Standards 61, as may be modified or supplemented;


                                                                  Appendix A-3

     (c) the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountants their independence; and

     (d)  based on the review and discussions referred to in paragraphs (a) -
          (c), the Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the latest fiscal year.

Process Improvement:

1. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the Controller regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

2. Following completion of the annual audit, review separately with each of management, the independent accountants, and the Controller any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3. Review any significant disagreement among management and the independent accountants or the Controller in connection with the preparation of the financial statements.

4. Review with the independent accountants, the Controller and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

5. Inquire of management, the independent accountants, and the Controller about significant risks of exposure and assess the steps taken by management and/or legal counsel to minimize such risk. Advise management to consult further with legal counsel, if necessary.

Ethical and Legal Compliance:

1. Ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

2. Review activities, organizational structure, and qualifications of the controller and his or her staff, including whether he or she is the appropriate person to be in charge of the Corporation's internal auditing functions, and whether he or she has adequate staffing and other support necessary to adequately perform the internal auditing functions.


                                                                  Appendix A-4

3. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

4. Review, with the Corporation's counsel, any legal matter that could have significant impact on the Corporations financial statements.

5. Perform any other activities consistent with this Charter, the Corporation's By-Laws and governing law, as the Committee or the Board deems necessary or appropriate.

6. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be authorized to retain independent counsel and other professionals to assist in the conduct of any investigation.





                                                                  Appendix A-5

PROXY CARD

                            REXHALL INDUSTRIES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  June 17, 2003

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby designates WILLIAM J. REX, and CHERYL L. REX, or either of them, and hereby authorizes each of them to represent and vote as designated below, all of the common shares of Rexhall Industries, Inc. held of record by the undersigned on April 25, 2003, at the Annual Shareholders meeting of the Corporation to be held at the Corporate Offices, 46147 7th Street West, Lancaster, California 93534 on June 17, 2003 at 11:00AM PDT, and any adjournment thereof, as directed herein, or in the absence of direction and as to any other matters which may come before the meeting, in the discretion of said proxies as follows:

1.          FOR |_|           AGAINST |_|            ABSTAIN |_|

         The election as directors of the Company of the four (4) persons listed below, as a group. (The Board of Directors recommends a vote FOR each director listed in Item 1.)

       William J. Rex Robert A. Lopez Frank A. Visco Dr. Dennis K. Ostrom

             (You may withhold authority to vote for any nominee by
                 lining through or otherwise striking his name)


2.          FOR |_|           AGAINST |_|            ABSTAIN |_|


     To ratify the appointment of Beckman Kirkland & Whitney as the independent auditors for the year ending December 31, 2003.

(The Board of Directors recommends a vote FOR the ratification of Beckman Kirkland & Whitney in Item 2.)

3. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the meeting.

Proxies signed and returned without checking any boxes will be effective as votes FOR approval.

Please sign exactly as your name appears on your certificates, with all persons signing on jointly held certificates. A proxy executed by a corporation should be signed in its name by an authorized officer.



Dated:____________________________, 2003



Signature of Shareholder



Signature of Shareholder


Please sign exactly as the name or names appear at right.

                            REXHALL INDUSTRIES, INC.
                              46147 7th Street West
                               Lancaster, CA 93534
                                 (661) 726-0565
                              Fax : (661) 726-5813

                                  May 16, 2003

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549


Re:      Rexhall Industries, Inc.

Dear Sirs:

On behalf of Rexhall Industries, Inc. (the Company), enclosed herewith is the definitive copies of the Company's Proxy Statement and form of Proxy in the form in which such material is being furnished to shareholders of the Company.

In accordance with Rule 14a-6(d), please be advised that such material is being released (i.e. mailed) to shareholders beginning on May 19, 2003.


                                Very truly yours,

                                REXHALL INDUSTRIES, INC.



                                by: /s/ Cheryl L. Rex
                                Cheryl L. Rex
                                Corporate Secretary